                      AMENDMENT TO PARTICIPATION AGREEMENT

     This Amendment to each of the Participation Agreements ("Agreement") currently in effect between Metropolitan Series Fund, Inc. (the "Fund"), MetLife Advisers, LLC (the "Adviser"), MetLife Investors Distribution Company (the "Underwriter") and Metropolitan Life Insurance Company, Metropolitan Tower Life Insurance Company, MetLife Insurance Company of Connecticut, MetLife Investors USA Insurance Company, MetLife Investors Insurance Company, First MetLife Investors Insurance Company, New England Life Insurance Company and General American Life Insurance Company (collectively, the "Company"), respectively, is effective this 30th day of April 2010. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the respective Agreements.

     WHEREAS, the Fund and the Company agree to distribute the prospectuses of the Series within the Fund pursuant to Rule 498 of the Securities Act of 1933 ("Rule 498"); and

     WHEREAS, the parties desire to set out the roles and responsibilities for complying with Rule 498 and other applicable laws.

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement is hereby amended as follows:

     1. For purposes of this Amendment, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

     2. The Fund shall provide the Company with copies of the Summary Prospectuses and any Supplements thereto in the same manner and at the same times as the Participation Agreement requires that the Fund provide the Company with Statutory Prospectuses.

     3. The Fund and the Adviser each represents and warrants that the Summary Prospectuses and the hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Fund and its Series. The Fund further represents and warrants that it has appropriate policies and procedures in place to ensure that such web site continuously complies with Rule 498.

     4. The Fund and the Adviser each agrees that the URL indicated on each Summary Prospectus will lead contract owners directly to the web page used for hosting Summary Prospectuses, that such web page will contain the current Fund documents required to be posted in compliance with Rule 498, and that such web page will not contain any additional materials not required by Rule 498. The Fund shall immediately notify the Company of any unexpected interruptions in the availability of this web page.

     5. The Fund and the Adviser represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(1) involving contract owner requests for additional Fund documents made directly to the Fund, the Adviser or one of their affiliates. The Fund and the Adviser further represent and warrant that any information obtained about contract owners will be used solely for the purposes of responding to requests for additional Fund documents.

     6. The Company represents and warrants that it will respond to requests for additional Fund documents made by contract owners directly to the Company or one of its affiliates.

     7. Company represents and warrants that any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

     8. At the Company's request, the Fund and the Adviser will provide the Company with URLs to the Fund's current documents for use with the Company's electronic delivery of fund documents or on the Company's website. The Fund and the Adviser will be responsible for ensuring the integrity of the URLs and for maintaining the Fund's current documents on the site to which such URLs originally navigate.

     9. The Fund and the Adviser represent and warrant that they have reasonable safeguards in place to prevent the documents contained on the web page, and the documents provided to the Company for purposes of electronic delivery, from containing any virus.

     10. If the Fund determines that it will end its use of the Summary Prospectus delivery option, the Fund and the Adviser will provide the Company with at least 60 days' advance notice of its intent.

     11. The parties agree that all other provisions of the Participation Agreement, including the Indemnification provisions, will apply to the terms of this Amendment as applicable.

     12. The parties agree that the Company is not required to distribute Summary Prospectuses to its contract owners, but rather use of the Summary Prospectus will be at the discretion of the Company, The Company agrees that it will give the Fund and the Adviser sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectus.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer.

Dated as of April 30, 2010.


METROPOLITAN SERIES FUND, INC.


By:   /s/ Alan C. Leland Jr.
      -----------------------------------
Name: Alan C. Leland, Jr.
Its:  Senior Vice President


METLIFE ADVISERS, LLC


By:   /s/ Alan C. Leland, Jr.
      -----------------------------------
Name: Alan C. Leland, Jr.
Its:  Chief Financial Officer and Treasurer


METLIFE INVESTORS DISTRIBUTION COMPANY


By:   /s/ Paul M. Kos
      -----------------------------------
Name: Paul M. Kos
Its:  Vice President


METROPOLITAN LIFE INSURANCE COMPANY


By:   /s/ Alan C. Leland, Jr.
      -----------------------------------
Name: Alan C. Leland, Jr.
Its:  Vice President


METROPOLITAN TOWER LIFE INSURANCE COMPANY


By:   /s/ Christopher A. Kremer
      -----------------------------------
Name: Christopher A. Kremer
Its:  Vice President

METLIFE INSURANCE COMPANY OF CONNECTICUT


By:   /s/ Paul L. LeClair
      -----------------------------------
Name: Paul L. LeClair
Its:  Vice President and Actuary


METLIFE INVESTORS USA INSURANCE COMPANY


By:   /s/ Paul L. LeClair
      -----------------------------------
Name: Paul L. LeClair
Its:  Vice President


METLIFE INVESTORS INSURANCE COMPANY


By:   /s/ Paul L. LeClair
      -----------------------------------
Name: Paul L. LeClair
Its:  Vice President


FIRST METLIFE INVESTORS INSURANCE COMPANY


By:   /s/ Paul L. LeClair
      -----------------------------------
Name: Paul L. LeClair
Its:  Vice President


NEW ENGLAND LIFE INSURANCE COMPANY


By:   /s/ Alan C. Leland, Jr.
      -----------------------------------
Name: Alan C. Leland, Jr.
Its:  Senior Vice President


GENERAL AMERICAN LIFE INSURANCE COMPANY


By:   /s/ Paul L. LeClair
      -----------------------------------
Name: Paul L. LeClair
Its:  Vice President and Actuary

                      AMENDMENT TO PARTICIPATION AGREEMENT

     This Amendment to each of the Participation Agreements ("Agreement") currently in effect between Met Investors Series Trust (the "Fund"), MetLife Advisers, LLC (the "Adviser"), MetLife Investors Distribution Company (the "Underwriter") and Metropolitan Life Insurance Company, MetLife Insurance Company of Connecticut, MetLife Investors USA Insurance Company, MetLife Investors Insurance Company, First MetLife Investors Insurance Company, New England Life Insurance Company and General American Life Insurance Company (collectively, the "Company"), respectively, is effective this 30th day of April ,2010. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the respective Agreements.

     WHEREAS, the Fund and the Company agree to distribute the prospectuses of the Portfolios within the Fund pursuant to Rule 498 of the Securities Act of 1933 ("Rule 498"); and

     WHEREAS, the parties desire to set out the roles and responsibilities for complying with Rule 498 and other applicable laws.

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement is hereby amended as follows:

     1. For purposes of this Amendment, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

     2. The Fund shall provide the Company with copies of the Summary Prospectuses and any Supplements thereto in the same manner and at the same times as the Participation Agreement requires that the Fund provide the Company with Statutory Prospectuses.

     3. The Fund and the Adviser each represents and warrants that the Summary Prospectuses and the hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Fund and its Portfolio. The Fund further represents and warrants that it has appropriate policies and procedures in place to ensure that such web site continuously complies with Rule 498.

     4. The Fund and the Adviser each agrees that the URL indicated on each Summary Prospectus will lead contract owners directly to the web page used for hosting Summary Prospectuses, that such web page will contain the current Fund documents required to be posted in compliance with Rule 498, and that such web page will not contain any additional materials not required by Rule 498. The Fund shall immediately notify the Company of any unexpected interruptions in the availability of this web page.

     5. The Fund and the Adviser represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(1) involving contract owner requests for additional Fund documents made directly to the Fund, the Adviser or one of their affiliates. The Fund and the Adviser further represent and warrant that any information obtained about contract owners will be used solely for the purposes of responding to requests for additional Fund documents.

     6. The Company represents and warrants that it will respond to requests for additional Fund documents made by contract owners directly to the Company or one of its affiliates.

     7. Company represents and warrants that any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

     8. At the Company's request, the Fund and the Adviser will provide the Company with URLs to the Fund's current documents for use with the Company's electronic delivery of fund documents or on the Company's website. The Fund and the Adviser will be responsible for ensuring the integrity of the URLs and for maintaining the Fund's current documents on the site to which such URLs originally navigate.

     9. The Fund and the Adviser represent and warrant that they have reasonable safeguards in place to prevent the documents contained on the web page, and the documents provided to the Company for purposes of electronic delivery, from containing any virus.

     10. If the Fund determines that it will end its use of the Summary Prospectus delivery option, the Fund and the Adviser will provide the Company with at least 60 days' advance notice of its intent.

     11. The parties agree that all other provisions of the Participation Agreement, including the Indemnification provisions, will apply to the terms of this Amendment as applicable.

     12. The parties agree that the Company is not required to distribute Summary Prospectuses to its contract owners, but rather use of the Summary Prospectus will be at the discretion of the Company. The Company agrees that it will give the Fund and the Adviser sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectus.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer.

Dated as of April 30, 2010.


MET INVESTORS SERIES TRUST


By:  /s/ Richard C. Pearson
     ------------------------------------
Its: Vice President


METLIFE ADVISERS, LLC


By:  /s/ Richard C. Pearson
     ------------------------------------
Its: Senior Vice President


METLIFE INVESTORS DISTRIBUTION COMPANY


By:  /s/ Richard C. Pearson
     ------------------------------------
Its: Executive Vice President


METROPOLITAN LIFE INSURANCE COMPANY


By:  /s/ Alan C. Leland, Jr.
     ------------------------------------
Its: Vice President


METLIFE INSURANCE COMPANY OF CONNECTICUT


By:  /s/ Paul L. LeClair
     ------------------------------------
Its: Vice President

METLIFE INVESTORS USA INSURANCE COMPANY


By:  /s/ Richard C. Pearson
     ------------------------------------
Its: Vice President


METLIFE INVESTORS INSURANCE COMPANY


By:  /s/ Richard C. Pearson
     ------------------------------------
Its: Vice President


FIRST METLIFE INVESTORS INSURANCE COMPANY


By:  /s/ Richard C. Pearson
     ------------------------------------
Its: Vice President


NEW ENGLAND LIFE INSURANCE COMPANY


By:  /s/ Alan C. Leland, Jr.
     ------------------------------------
Its: Senior Vice President


GENERAL AMERICAN LIFE INSURANCE COMPANY


By:  /s/ Paul L. LeClair
     ------------------------------------
Its: Vice President

                        PARTICIPATION AGREEMENT ADDENDUM
                          Effective as of May 1, 2011
              Franklin Templeton Variable Insurance Products Trust
                     Franklin/Templeton Distributors, Inc.
                    MetLife Insurance Company of Connecticut
                     MetLife Investors Distribution Company

     Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we," "our," or "us"), MetLife Insurance Company of Connecticut and MetLife Investors Distribution Company, your distributor (collectively, the "Company" "you" or "your"), on your behalf and on behalf of certain Accounts, (individually a "Party", collectively, the "Parties") have previously entered into an Amended and Restated Participation Agreement dated May 1, 2004, as amended (the "Agreement").

     WHEREAS, the Parties now desire to amend the Agreement by this Participation Agreement Addendum ("the Addendum") to facilitate the summary prospectus delivery options pursuant to Rule 498 of the Securities Act of 1933 as amended, ("Rule 498").

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Parties agree as follows:

     1. New paragraphs 4.7.1 through 4.7.3, as set forth in Attachment A of this Addendum, are added at the end of the existing paragraphs of
          Section 4 of the Agreement. This Addendum constitutes the new procedures referred to in Section 6 of the Agreement, and provides additional requirements in connection with the authorized use of the summary prospectus under Rule 498.

     2. Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Addendum. All other terms and provisions of the Agreement not amended herein, including, but not limited to the indemnification provisions, shall remain in full force and effect and will apply to the terms of this Addendum as applicable.

     3. This Addendum will terminate automatically upon the termination of the Agreement. It may also be terminated by mutual written agreement of the Parties to this Addendum at any time, and by any Party to this Addendum upon no less than 30 days' advance written notice to the other Parties to this Addendum.

                      (this area intentionally left blank)

     IN WITNESS WHEREOF, each of the Parties has caused their duly authorized officers to execute this Addendum effective as of May 1, 2011.

The Trust:                          FRANKLIN TEMPLETON VARIABLE INSURANCE
  Only on behalf of                 PRODUCTS TRUST
  each Portfolio listed
  on Schedule C of the
  Agreement.

                                    By: /s/ Karen L. Skidmore
                                        -------------------------------
                                    Name: Karen L. Skidmore
                                    Title: Vice President

The Underwriter:                    FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

                                    By: /s/ Thomas M. Regner
                                        -------------------------------
                                    Name: Thomas M. Regner
                                    Title: Executive Vice President

The Company:                        METLIFE INSURANCE COMPANY OF
                                    CONNECTICUT

                                    By: /s/ Karen A. Johnson
                                        -------------------------------
                                    Name: Karen A. Johnson
                                    Title: Vice President

The Distributor:                    METLIFE INVESTORS DISTRIBUTION COMPANY

                                    By: /s/ Paul M. Kos
                                        -------------------------------
                                    Name: Paul M. Kos
                                    Title: Vice President

                                     2

                ATTACHMENT A TO PARTICIPATION AGREEMENT ADDENDUM


     4.7.1 For purposes of this Addendum, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

     4.7.2 We agree that the hosting of such Trust current Summary Prospectuses and other most recent documents required by Rule 498(e)(1) ("Trust Documents"), at the url website address we indicate on each Summary Prospectus ("Trust Documents Site"), is designed to lead Contract owners directly to the Trust Documents Site and comply with all applicable requirements of Rule 498(e) and
(f)(3). We also agree that we will be responsible for compliance with the provisions of Rule 498(f)(1) involving Contract owner requests for additional Trust Documents made directly to us. While we are not required to provide the Summary Prospectus delivery option for any Portfolio (or any Portfolio class of shares), should we decide to discontinue such option(s), the Underwriter agrees to give you no less than sixty (60) days' advance written notice and continue the hosting of the Trust Documents Site required by Rule 498(e)(1).

     4.7.3 The Parties agree that you are not required to use the Summary Prospectus delivery option. If you elect to use the Trust's Summary Prospectuses to satisfy your Trust prospectus delivery requirement, you agree to do so in compliance with the Agreement and Rule 498, and to give us no less than sixty
(60) days' advance written notice of such intended use. You also agree that any binding together of Summary Prospectuses, Statutory Prospectuses, and other materials will be done in compliance with Rule 498(c). You further agree that you will be responsible for compliance with the provisions of Rule 498(f)(1) involving Contract owner requests for additional Trust Documents made directly to you, or one of your affiliates or third-party providers. In connection with your distribution of any Portfolio Summary Prospectus, you agree to be solely responsible for the maintenance of website links to the Trust Documents Site. You acknowledge that the Trust Documents Site is transmitted over the Internet on a reasonable efforts basis, and we do not warrant or guarantee its reliability. You agree that you will comply with any policies concerning Trust Documents Site usage that we provide to you, including any posted website Terms of Use.

                   AMENDMENT NO. 8 TO PARTICIPATION AGREEMENT

     This Amendment, effective as of May 1, 2011, amends the Participation Agreement between MetLife Insurance Company of Connecticut ("Company"), on behalf of itself and certain of its separate accounts, and Janus Aspen Series ("Trust"), dated as of May 1, 2000, as amended (the "Agreement"). All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

     WHEREAS, the parties agree to distribute the prospectuses of the Portfolios of the Trust pursuant to Rule 498 of the Securities Act of 1933 ("Rule 498"); and

     WHEREAS, the parties desire to set out the roles and responsibilities for complying with Rule 498 and other applicable laws;

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement is hereby amended as follows:

     1. For purposes of this Amendment, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

     2. The Trust shall provide the Company with copies of the Summary Prospectuses and any Supplements thereto in the same manner and at the same times as the Agreement requires that the Trust provide the Company with Statutory Prospectuses.

     3. The Trust represents and warrants that the Summary Prospectuses and the hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Trust and its Portfolios. The Trust further represents and warrants that it has reasonable and appropriate policies and procedures in place to ensure that such web site continuously complies with Rule 498.

     4. The Trust agrees that the URL indicated on each Summary Prospectus will lead contract owners directly to the web page used for hosting Summary Prospectuses, and that such web page will contain the current Trust documents required to be posted in compliance with Rule 498. The Trust shall promptly post notification on the applicable web page of any unexpected interruptions in the availability of this web page and will promptly notify the Company of any interruptions that exist or are expected to exist for more than 48 hours, excluding weekends or holidays.

     5. The Trust represents and warrants that it will be responsible for compliance with the provisions of Rule 498(f)(1) involving contract owner requests for additional Trust documents made directly to the Trust or one of its affiliates. The Trust further represents and warrants that any information obtained about contract owners will be used solely for the purpose of responding to requests for additional Trust documents or to comply with applicable law or a request from a government or regulatory body.

     6. The Company represents and warrants that it will respond to requests for additional Trust documents made by contract owners directly to the Company or one of its affiliates.

     7. Company represents and warrants that any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

     8. At the Company's request, the Trust will provide the Company with URLs to the Trust's current documents for use with Company's electronic delivery of fund documents or on the Company's website. The Trust will be responsible for ensuring the integrity of the URLs and for maintaining the Trust's current documents on the site to which such URLs originally navigate.

     9. The Trust represents and warrants that it has reasonable safeguards in place to prevent the documents contained on the web page, and the documents provided to the Company for purposes of electronic delivery, from containing any virus.

     10. If the Trust determines that it will end its use of the Summary Prospectus delivery option, the Trust will provide the Company with at least 60 days' advance notice of its intent.

     11. The parties agree that all other provisions of the Agreement, including the Indemnification provisions, will apply to the terms of this Amendment, as applicable.

     12. The parties agree that the Company is not required to distribute Summary Prospectuses to its contract owners, but rather use of the Summary Prospectus will be at the discretion of the Company. The Company agrees that it will give the Trust sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectus.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer.

JANUS ASPEN SERIES

By:      /s/ Stephanie  Grauerholz-Lofton
         ----------------------------------
Name:    Stephanie Grauerholz-Lofton
Title:   Vice President

METLIFE INSURANCE COMPANY OF CONNECTICUT

By:     /s/ Paul L. LeClair
        ----------------------------------
Name:   Paul L. LeClair
Title:  Vice President

                             AMENDMENT NO. 3 TO THE
                            PARTICIPATION AGREEMENT

     This Amendment to the Participation Agreement ("Agreement") by and among MetLife Insurance Company of Connecticut ("Company"), on behalf of itself and certain of its separate accounts, Pioneer Investment Management, Inc. ("PIM"), the investment adviser of the Pioneer Variable Contracts Trust (the "Trust"), Pioneer Funds Distributor, Inc. ("PFD"), and the Trust is made and entered into effective as of May 1, 2011. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

     WHEREAS, the parties agree to distribute the prospectuses of the Portfolios of the pursuant to Rule 498 of the Securities Act of 1933 ("Rule 498"); and

     WHEREAS, the parties desire to set out the roles and responsibilities for complying with Rule 498 and other applicable laws;

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the Agreement is hereby amended as follows:

     1. For purposes of this Amendment, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.

     2. The Trust shall provide the Company with copies of the Summary Prospectuses and any Supplements thereto in the same manner and at the same times as the Participation Agreement requires that the Trust provide the Company with Statutory Prospectuses.

     3. The Trust and PIM each represent and warrant that the Summary Prospectuses and the hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Trust and its Portfolios. The Trust further represents and warrants that it has appropriate policies and procedures in place to ensure that such web site continuously complies with Rule 498.

     4. The Trust and PIM each agree that the URL indicated on each Summary Prospectus will lead contract owners directly to the web page used for hosting Summary Prospectuses, that such web page will contain the current Fund documents required to be posted in compliance with Rule
          498. The Trust shall promptly notify the Company of any unexpected interruptions in the availability of this web page.

     5. The Trust and PIM represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(1) involving contract owner requests for additional Fund documents made directly to the Trust, PIM or one of their affiliates. The Trust and PIM further represent and warrant that any information obtained about contract owners will be used solely for the purpose of responding to requests for additional Fund documents.

     6. The Company represents and warrants that it will respond to requests for additional Fund documents made by contract owners directly to the Company or one of its affiliates.

     7. Company represents and warrants that any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.

     8. The Trust and PIM employ reasonable safeguards to prevent the documents contained on the web page, and the documents provided to the Company for purposes of electronic delivery, from containing any virus.

     9. If the Trust determines that it will end its use of the Summary Prospectus delivery option, the Trust and PIM will provide the Company with at least 60 days' advance notice of their intent.

     10. The parties agree that all other provisions of the Participation Agreement, including the Indemnification provisions, will apply to the terms of this Amendment, as applicable.

     11. The parties agree that the Company is not required to distribute Summary Prospectuses to its contract owners, but rather its use of the Summary Prospectus will be at the discretion of the Company. The Company agrees that it will give the Trust and PIM sufficient notice of its intended use of the Summary Prospectuses or the Statutory Prospectus.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer.

Dated as of April 29, 2011.

Pioneer Investment Management, Inc.

By:     /s/ Mark D. Goodwin
        ------------------------------
Name:   Mark D. Goodwin
Title:  Executive Vice President, Chief Operation Officer

Pioneer Variable Contracts Trust

By:     /s/ Christopher J. Kelley
        ------------------------------
Name:   Christopher J. Kelley
Title:  Secretary

Pioneer Funds Distributor, Inc.

By:     /s/ Mark D. Goodwin
        ------------------------------
Name:   Mark D. Goodwin
Title:  Executive Vice President, Chief Operation Officer

MetLife Insurance Company of Connecticut

By:     /s/  Paul L. LeClair
        ------------------------------
Name:   Paul L. LeClair
Title:  Vice President

                   THIRD AMENDMENT TO PARTICIPATION AGREEMENT

     This Third Amendment to Participation Agreement by and among Vanguard Variable Insurance Fund (the "Fund"), The Vanguard Group, Inc. (the "Sponsor"), Vanguard Marketing Corporation (the "Distributor"), and MetLife Insurance Company of Connecticut (f/k/a The Travelers Insurance Company) (the "Company") is dated and effective this 1st day of May 2011.

     WHEREAS, the parties hereto have entered into a Participation Agreement dated as of July 1, 2003, as amended (the "Agreement"), pursuant to which the Sponsor has agreed to make shares of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company's Variable Insurance Products that are registered under the 1933 Act and/or the 1940 Act; and

     WHEREAS, the parties desire to amend the Agreement in certain respects;

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Agreement.

2. Amendment to Article HI. Article III of the Agreement is hereby amended by adding a new Section 3.4 as follows:

     "3.4. Summary Prospectuses.

         (i) The parties acknowledge and agree that the Fund is not obligated to provide the Company with a summary prospectus with respect to a Portfolio (a "Fund Summary Prospectus"). Notwithstanding the foregoing, in the event that the Fund offers a Fund Summary Prospectus, the Sponsor represents and warrants that such Fund Summary Prospectus and the hosting of such Fund Summary Prospectus on a website maintained by the Sponsor or its agent in accordance with Rule 498 of the 1933 Act ("Rule 498") will comply with all applicable state and federal securities laws. For purposes of this Section 3.4, "summary prospectus" shall have the meaning set forth in Rule 498.

         (ii) The parties acknowledge and agree that the Company, in its sole discretion, may elect to distribute a Fund Summary Prospectus, if issued by the Fund, to its Variable Insurance Product owners. In the event that the Company elects to distribute a Fund Summary Prospectus, the Company represents and warrants that it will comply with all laws and regulations applicable to the Company, the Accounts, or the Variable Insurance Products in connection with the use of such Fund Summary Prospectus.

               (iii) In the event that the Sponsor elects to discontinue the use of a Fund Summary Prospectus, the Sponsor agrees to use commercially reasonable efforts to provide the Company with prior notice of such discontinuation."

3. Amendment to Article X. Article X of the Agreement is hereby amended by deleting the section thereof labeled "If to the Company:" and replacing it with the following:

     "If to the Company:           MetLife
                                   501 Boylston Street
                                   Boston, MA 02216
                                   Attn: Legal Department"

4. Amendment to Schedule A. Schedule A of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Schedule A attached hereto.

5. Amendment to Schedule B. Schedule B of the Agreement is hereby amended by deleting it in its entirety and replacing it with the Schedule B attached hereto.

6. No Other Modifications. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. All references in the Agreement to the "Agreement" shall be deemed to be references to the Agreement as amended hereby.

7. Counterparts. This Agreement may be executed in any number of counterparts and/or by facsimile, each of which shall be deemed to be an original agreement but such counterparts shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer.

Dated as of May 1, 2011.

VANGUARD VARIABLE INSURANCE FUND

By:    /s/ Heidi Stam
       ------------------------------
Name:  Heidi Stam
Its:

THE VANGUARD GROUP, INC.

By:    /s/ Martha G. Papariello
       ------------------------------
Name:  Martha G. Papariello
Its:

VANGUARD MARKETING CORPORATION

By:    /s/ Heidi Stam
       ------------------------------
Name:  Heidi Stam
Its:

METLIFE INSURANCE COMPANY OF CONNECTICUT

By:    /s/ Karen A. Johnson
       ------------------------------
Name:  Karen A. Johnson
Its:

                                   SCHEDULE A
                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

NAME OF SEPARATE ACCOUNT                      CONTRACTS FUNDED BY SEPARATE ACCOUNT
------------------------                      ------------------------------------
MetLife of CT Fund UL for Variable            MetLife Variable Life
Life Insurance [Registered]                   MarketLife
                                              VintageLife
                                              MetLife Variable Life Accumulator
                                              MetLife Variable Life Accumulator Series 2
                                              MetLife Variable Life Accumulator Series III
                                              MetLife Variable Survivorship Life
                                              MetLife Variable Survivorship Life II

MetLife of CT Fund UL HI for                  Corporate Select Policy (COLI Select)
Variable Life Insurance [Registered]

                             SCHEDULE B

                             PORTFOLIOS

The following Portfolios of the Vanguard Variable Insurance Funds shall be made available as investments underlying the Variable Insurance Products:

Balanced Portfolio
Capital Growth Portfolio
Diversified Value Portfolio
Equity Income Portfolio
Equity Index Portfolio
Growth Portfolio
High Yield Bond Portfolio
International Portfolio
Mid-Cap Index Portfolio
Money Market Portfolio
REIT Index Portfolio
Short-Term Investment Grade Portfolio
Small Company Growth Portfolio
Total Bond Market Index Portfolio
Total Stock Market Index Portfolio

                   AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

     This AMENDMENT is made and entered into effective as of May 1, 2010 by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, a statutory trust formed under the laws of Delaware (the "Trust"), GOLDMAN, SACHS & CO., a New York limited partnership (the "Distributor"), and METLIFE INSURANCE COMPANY OF CONNECTICUT, a Connecticut life insurance company (the "Company"), on its own behalf and on behalf of each separate account of the Company identified in the Participation Agreement (as defined below).

     WHEREAS, the original Participation Agreement (as defined below) included as signatories Travelers Insurance Company and Travelers Life and Annuity Company. Travelers Insurance Company and Travelers Life and Annuity Company have subsequently been merged and renamed as MetLife Insurance Company of Connecticut;

     WHEREAS, the Company, pursuant to a Participation Agreement (as defined below), purchases shares of certain Funds of the Trust on behalf of its separate Accounts to fund certain variable life insurance and/or variable annuity contracts issued by the Company ("Contracts"); and

     WHEREAS, the Distributor, the Trust, and the Company seek to enter into this Amendment to make changes to the Participation Agreement in order to update certain sections of the Participation Agreement and to permit the Parties to deliver the Trust's Summary Prospectuses (as defined below) pursuant to the requirements of Rule 498 ("Rule 498") under the Securities Act of 1933, as amended (the "1933 Act").

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Distributor, the Trust, and the Company hereby agree as follows:

                                   ARTICLE I
                             ADDITIONAL DEFINITIONS

     Unless otherwise noted, terms used in this Amendment shall have the same meaning as in the Participation Agreement. For purposes of this Amendment:

     1.1 "Applicable Law" -- the "federal securities laws" as defined in Rule 38a-1(e)(1) under the Investment Company Act of 1940 (the "1940 Act"), any rules promulgated under the federal securities laws, FINRA regulations, and any Applicable SEC Guidance (as defined below). The term "Applicable Law" also includes any state laws, rules and regulations that may apply to this Amendment.

     1.2 "Applicable SEC Guidance" - Any applicable: (a) SEC release, opinion, or order, as well as any published no-action position, written interpretative guidance by the SEC staff; and (b) FINRA interpretive memoranda or notices to members, as well as any written interpretive guidance from the FINRA staff. "Applicable SEC Guidance" does not include oral statements, speeches or informal guidance by the SEC or its staff.

     1.3 "FINRA" -- The Financial Industry Regulatory Authority, Inc. All references to the NASD in the Participation Agreement are replaced with references to FINRA.

     1.4 "Fund Documents" -- those documents prepared by the Fund that, pursuant to Rule 498(e)(1), must be publicly accessible, free of charge, at the Web site address specified on the cover page or at the beginning of the Summary Prospectus.

     1.5 "Fund Documents Web Site" -- the Web site maintained by the Trust or its agent where Contract Owners and prospective Contract Owners may access the Fund Documents in compliance with Rule 498.

     1.6 "Participation Agreement" -- the agreement entered into by and among the Trust, Distributor, and Company on December 5, 2003 and any amendments thereto.

     1.7 "Prospectus" -- with respect to shares of a Series (or Class) of the Trust or a class of Schedule 1 Contracts, each version of the Statutory Prospectus or Summary Prospectus, or supplement thereto filed with the SEC pursuant to Rule 497 under the 1933 Act. With respect to any provision of this Agreement requiring a party to take action in accordance with a Prospectus, such reference thereto shall be deemed to be to the version for the applicable Series, Class or Contracts last so filed prior to the taking of such action. For purposes of Article IX, the term "Prospectus" shall include any statement of additional information incorporated therein.

     1.8 "Statutory Prospectus" -- a prospectus that satisfies the requirements of section 10(a) of the 1933 Act.

     1.9 "Summary Prospectus" -- a prospectus described in paragraph (b) of Rule 498.

     1.10 "Trust" -- as used in this Amendment includes any affiliated and unaffiliated parties that perform services on behalf of the Trust that are required by this Amendment.

                                   ARTICLE II
                              SALE OF TRUST SHARES

     2.1 Section 2.3(d) of the Participation Agreement is replaced with the following language: Any purchase or redemption request for Trust shares held or to be held in the Company's general account, shall be effected at the net asset value per share next determined after the Trust's actual receipt of such request, provided that payment for Trust shares purchased is received by the Trust in federal funds prior to the Trust's close of business, as defined from time to time in the Prospectus for such Series or Class.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     3.1 COMPANY. In addition to the representations and warranties set forth in
Section 3.1 of the Participation Agreement, the Company represents and warrants that: (a) it complies with the requirements of Rule 498 and Applicable SEC Guidance thereunder in connection with the delivery of the Summary Prospectuses for the Funds; and (b) it maintains reasonable policies and procedures to ensure that it can appropriately meet its obligations under this Amendment.

     3.2 TRUST. In addition to the representations and warranties set forth in
Section 3.2 of the Participation Agreement the Trust represents and warrants that: (a) it complies with the requirements of Rule 498 and Applicable SEC Guidance regarding the Rule in connection with the offer and sale of Fund Shares as specified in this Amendment, (b) it maintains policies and procedures reasonably designed to ensure that the Fund Documents are available on the Fund Documents Web Site at all times and in the manner required by Rule 498(e)(1),
(e)(2),and (e)(3) and Applicable SEC Guidance related thereto, and (c) as provided by Rule 498(e)(4)(ii), it shall take prompt action to ensure that the Fund Documents become available in the manner required by Rule 498(e)(1),
(e)(2),and (e)(3) and Applicable SEC Guidance as soon as practicable following the earlier of the time at which it knows or reasonably should have known that the Fund Documents are not available in the required manner.

     3.3 DISTRIBUTOR. Section 3.3 of the Participation Agreement is replaced with the following: The Distributor represents and warrants that: (i) the Distributor is a limited partnership duly organized and in good standing under New York law; (ii) the Distributor is registered as a broker-dealer under federal and applicable state securities laws and is a member in good standing of FINRA; (iii) the Distributor is registered as an investment adviser under federal securities laws; and (iv) it complies with the requirements of Rule 498 and Applicable SEC Guidance in connection with the offer and sale of Fund Shares as specified in this Amendment.

     3.4 Section 3.5 of the Participation Agreement is deleted.

                                   ARTICLE IV
                            REGULATORY REQUIREMENTS

     4.1 DELIVERY OF THE PROSPECTUSES BY THE COMPANY. The following Sections 4.2A through 4.21 are hereby added to the Participation Agreement:

     4.2A DELIVERY OF THE PROSPECTUSES BY THE COMPANY. The Company shall deliver (or arrange for delivery of) an appropriate Prospectus to each prospective Contract Owner describing in all material respects the terms and features of the Contract being offered. Except as provided below, the Company shall also deliver (or arrange for delivery of) a Summary Prospectus for each Fund that a prospective Contract Owner identifies on his or her application as an intended investment option under a Contract or to which a Contract Owner currently allocates premium payments or transfers Contract value. In addition, the Company reserves the right to deliver the Statutory Prospectus in place of the Summary Prospectus. The Company shall deliver (or arrange for delivery of) such Summary or Statutory Prospectuses at the times required by applicable provisions of the 1933 Act and 1940 Act, the rules or regulations thereunder, and any Applicable SEC Guidance.

     4.2B SPECIFIC REQUIREMENTS FOR SUMMARY PROSPECTUSES. The Company may bind together the Summary Prospectuses or Statutory Prospectuses for the Funds with Summary

Prospectuses and Statutory Prospectuses for shares of other investment companies available as investment options under the Contract and the Prospectus(es) describing the Contract(s) provided that such binding is done in compliance with Rule 498(c)(2) and any Applicable SEC Guidance. The Company shall deliver all Summary Prospectuses and all Statutory Prospectuses in compliance with the Greater Prominence requirements of Rule 498(f)(2) and any Applicable SEC Guidance.

     4.2C URLS. The Trust and the Distributor each agree that the URL indicated on the Summary Prospectus will lead contract owners directly to the web page used for hosting Summary Prospectuses and that such web page will contain the current Trust documents required to be posted in compliance with Rule 498. The Trust will notify the Company of any unexpected interruptions in the availability of the Fund Documents web page that result in non-compliance, as determined by the Trust, with Rule 498 promptly upon discovery of the interruption.

The Trust will consider in good faith any reasonable request by the Company to provide the Company with URLs to the current Trust's documents for use with the Company's electronic delivery of fund documents or on the Company's web site. The Trust will be responsible for ensuring the integrity of the URLs and for maintaining the Trust's current documents on the site to which such URLs originally navigate. The Company will be responsible for the maintenance of any web links to such URLs on the Company's web site.

     4.2D WEB SITE POSTING. The Trust shall maintain the Fund Documents Web Site. The Company shall be permitted, but not required to post a copy of the Trust's Statutory Prospectuses and/or Summary Prospectuses on the Company's Web site. The Trust agrees to use commercially reasonable efforts to employ procedures consistent with industry practices designed to reduce exposure to viruses.

     4.2E RESPONSE TO REQUESTS FOR ADDITIONAL FUND DOCUMENTS. Within three (3) Business Days of receiving a request for a paper copy of a Fund Document, the Trust shall promptly send the same to the person requesting it free of charge. Within three (3) Business Days of receiving a request for an electronic copy of a Fund Document, the Trust shall send, by e-mail to the requestor, either a PDF copy of or an electronic link to, the same free of charge.

     4.2F CESSATION OF USE OF SUMMARY PROSPECTUS. The Trust shall provide the Company with at least sixty (60) days advance written notice of its intent to cease using the Summary Prospectus delivery option so that the Company can arrange to deliver a Statutory Prospectus in place of a Summary Prospectus in compliance with Section 4.1 of this Amendment. In order to comply with Rule 498(e)(1), the Trust shall continue to maintain the Fund Documents Web Site in compliance with the requirements of this Amendment and Rule 498 for a minimum of 90 days after the termination of any notice period.

     4.2G VOTING OF TRUST SHARES. In addition to the requirements set forth in
Section 4.3 of the Participation Agreement, the Company shall vote Trust shares held in its general account in the same proportion as it votes the applicable Series or Class of Trust shares held by the Accounts for which it has received timely instructions.

     4.2H INTERPRETATION OF LAW. The Trust, the Distributor and their affiliates are not responsible or liable for acts or omissions by the Company or the Company's affiliates taken (or not taken) in reliance upon any statements or representations made by the Trust, the Distributor or any of their affiliates or their legal advisers to the Company or the Company's affiliates concerning the applicability of any federal or state laws, regulations or other authorities to the activities contemplated by this Agreement.

     The Company and its affiliates are not responsible or liable for acts or omissions by the Trust, the Distributor and their affiliates taken (or not taken) in reliance upon any statements or representations made by the Company or it affiliates or their legal advisers to the Trust, the Distributor and their affiliates concerning the applicability of any federal or state laws, regulations or other authorities to the activities contemplated by this Agreement.

     4.2I COPIES OF FILINGS AND REGULATORY RESPONSES. In connection with Sections 4.7 and 4.8 of the Participation Agreement the Company shall provide the Trust with prompt notice of a filing by the Company of an application for an order pursuant to Section 26(c) of the 1940 Act involving a Fund and, upon request, shall provide the Trust with a copy of such an application for exemption.

                                   ARTICLE V
              SALE, ADMINISTRATION AND SERVICING OF THE CONTRACTS

     5.1 SALE OF THE CONTRACTS. The following sentence is added to Section 5.1 of the Participation Agreement: The Company shall deliver the documents listed in this Section 5.1 and any Amendments thereto and as required by Applicable Law, including Applicable SEC Guidance.

     5.2 TRUST ADVERTISING MATERIAL. With respect to any piece of advertising, sales literature or other promotional material required to be furnished to the Trust or the Distributor pursuant to Section 5.5 of the Participation Agreement, the Company shall furnish to the Trust or the Distributor each such piece of advertising, sales literature or other promotional material at least ten (10) days prior to its use.

                                   ARTICLE VI
                              COMPLIANCE WITH CODE

There are no amendments to this Article.

                                  ARTICLE VII
                                    EXPENSES

     7.1 TRUST EXPENSES. Provision and maintenance of the Fund Documents Web Site shall be added to the list of the Trust's Expenses as set forth in Section
7.2 of the Participation Agreement.

                                  ARTICLE VIII
                              POTENTIAL CONFLICTS

There are no amendments to this Article.

                                   ARTICLE IX
                                INDEMNIFICATION

     9.1 INDEMNIFICATION BY THE COMPANY. The following items are added to
Section 9.1 of the Participation Agreement:

     (g) arise as a result of any material failure by the Company or persons under its control (or subject to its authorization) to provide services or furnish materials as required under the terms of this Amendment; or

     (h) arise out of any material breach by the Company or persons under its control (or subject to its authorization) of this Amendment.

     9.2 INDEMNIFICATION BY THE TRUST. The following items are added to Section
9.2 of the Participation Agreement:

     (f) arise as a result of any material failure by the Trust to provide services or furnish materials as required under the terms of the Amendment; or

     (g) arise out of any material breach by the Trust or persons under its control (or subject to its authorization) of the Amendment.

     9.3 INDEMNIFICATION BY THE DISTRIBUTOR. The following items are added to
Section 9.3 of the Participation Agreement:

     (f) arise as a result of any material failure by the Distributor to provide services or furnish materials as required under the terms of the Amendment; or

     (g) arise out of any material breach by the Distributor or persons under its control (or subject to its authorization) of the Amendment.

                                   ARTICLE X
                    RELATIONSHIP OF THE PARTIES; TERMINATION

     10.1. RELATIONSHIP OF PARTIES. Section 10.1 of the Participation Agreement is replaced with the following: The Company is to be an independent contractor vis-a-vis the Trust, the Distributor, or any of their affiliates for all purposes hereunder and will have no authority to act for or represent any of them (except to the limited extent the Company acts as agent of the Trust pursuant to Section 2.3(a) of this Agreement). In addition, no officer or employee of the Company will be deemed to be an employee or agent of the Trust, Distributor, or any of their affiliates. The Company will not act as an "underwriter" or "distributor" of Trust shares, as those terms variously are used in the 1940 Act, the 1933 Act, and rules and regulations thereunder. Likewise, the Company will not be a "transfer agent" of the Trust as that term is used in the 1934 Act and rules thereunder. Consistent with the foregoing, the Company will not be a "transfer agent" or "administrator" to the Trust as those terms are referenced in Rule 38a-1 under the 1940 Act.

     10.2 NON-EXCLUSIVITY AND NON-INTERFERENCE. Notices required to be provided by the Company to the Distributor pursuant to Section 10.2(c) of the Participation Agreement shall be given 90 days (rather than 60 days) in advance of effecting any such substitution.

     10.3 NON-EXCLUSIVITY AND NON-INTERFERENCE. The following is added to
Section 10.2 of the Participation Agreement:

     (e) The Company will use its best efforts to provide the Distributor with immediate notice if it becomes aware of any transactions in Account units that would result in the Company making a redemption request for more than $25 million.

     10.4 TERM AND TERMINATION. This Amendment shall become effective as of the date written above and shall remain in effect unless specifically terminated as provided in this Section 10.4. This Amendment may be terminated at any time, without the payment of any penalty, by mutual agreement of the parties in writing. This Amendment will terminate automatically upon the termination of the Participation Agreement.

     10.5 CONFIDENTIALITY. Section 10.8 of the Participation Agreement is replaced with the following: All "Confidential Information" (as defined in this section) supplied by one party to another party in connection with the negotiation or carrying out of this Agreement shall remain the property of the party providing such information and shall be kept confidential by the receiving party or parties except: (a) as may be required by law, (b) as authorized in writing by the party providing the information, or (c) in the event that such information is otherwise made public. Each party agrees to take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information. Confidential Information means (individually or collectively) proprietary information of the parties to this Agreement, including but not limited to, their inventions, "know-how", trade secrets, business affairs, prospect lists, product designs, product plans, business strategies, finances, fee structures, etc. Without limiting the generality of the foregoing, Confidential Information includes: (a) information that the disclosing party designates in writing is confidential or proprietary, (b) any non-public personal information or personally identifiable financial information about any Contract Owner or prospective Contract Owner, and (c) information that a reasonable business-person would assume to be confidential or proprietary.

                                   ARTICLE XI
                APPLICABILITY TO NEW ACCOUNTS AND NEW CONTRACTS

There are no amendments to this Article.

                                  ARTICLE XII
                           NOTICE, REQUEST OR CONSENT

     The contact information for the Trust and Distributor is replaced with the following:

If to the Trust:
     James A. McNamara
     President
     Goldman Sachs Variable Insurance Trust
     200 West Street
     New York, New York 10282

If to the Distributor:
     James A. McNamara
     Managing Director
     Goldman, Sachs & Co.
     200 West Street
     New York, New York 10282

                                  ARTICLE XIII
                                 MISCELLANEOUS

     13.1 RULES OF CONSTRUCTION. To the extent the terms of this Amendment conflict with the terms of the Participation Agreement, the terms of this Amendment shall control.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer as of the date specified below.

                         GOLDMAN SACHS VARIABLE INSURANCE TRUST
                              (Trust)

Date:                    By: /s/ James A. McNamara
                             ---------------------------------
                         Name: James A. McNamara
                         Title: President

                         GOLDMAN, SACHS & CO.
                             (Distributor)

Date:                    By: /s/ James A. McNamara
                             ---------------------------------
                         Name: James A. McNamara
                         Title: President

                         METLIFE INSURANCE COMPANY OF CONNECTICUT
                               (Company)

Date:                    By: /s/ Paul L. LeClair
                             ---------------------------------
                         Name: Paul L. LeClair
                         Title: Vice President